EXHIBIT 4.5


        AMENDMENT NO. 3 TO REGISTRATION RIGHTS AGREEMENT


            This AMENDMENT is dated as of August 1, 1994, by and among READING & BATES CORPORATION, a Delaware corporation (the "Company") and the remaining Holders under the Registration Rights Agreement dated as of March 27, 1991 (as amended in effect on the date hereof, the "Registration Rights Agreement") by and among the Company, the Offering Committee (as defined therein) and the Holders (as defined therein). Capitalized terms used herein and not defined are used as defined in the Registration Rights Agreement. As used herein, "Holders" shall mean Holders which are parties hereto.

            1. The Shelf Registration Statement was declared effective by the Commission on October 20, 1993 and has remained continuously effective since such date pursuant to
  Section 4.3(a) of the Registration Rights Agreement.

            2. Pursuant to such Section 4.3(a) of the Registration Rights Agreement, the Company is currently required to maintain the effectiveness of the Shelf Registration Statement through the termination of Phase One on October 20, 1994.

            3. Certain of the Holders have requested that the Company extend the period during which Common Shares are registered pursuant to Rule 415 beyond the termination of Phase One.

            4. The Company is prepared to extend the duration of continuous "shelf" registration of the Common
  Shares on the terms and subject to the conditions herein set forth.

            In   consideration   of  the   mutual  agreements
  contained herein, the parties hereto hereby agree as follows:

            Section 1. Extended Shelf Registration. Following termination of Phase One in accordance with
  Section 3 of this Amendment, the Company shall take all necessary action (by extending the effectiveness of the Shelf Registration Statement or otherwise) required to permit the Holders to offer and sell Common Shares pursuant to an effective shelf registration statement filed pursuant to Rule 415 and shall otherwise use its best efforts to the end that at all times during the Additional Shelf Registration Period (as defined below) such registration statement and the related prospectus (a) accurately and completely reflect the plan of distribution of the Common Shares so registered, (b) remain continuously effective and in full compliance with all applicable provisions of the Securities Act, the Exchange Act and the respective rules and regulations thereunder until the end of the Additional Shelf Registration Period, (c) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (d) otherwise comply with all applicable legal requirements. The Additional Shelf Registration Period shall begin on the date hereof and shall continue until terminated by the Company by notice to the Holders; provided, that the Company shall not terminate the Additional Shelf Registration Period prior to the earlier to occur of (i) the second anniversary of the date hereof or (ii) the sale by the Holders of all of their Common Shares.

            Section 2. Company Registration and Sales. Notwithstanding Sections 3 and 4 of the Registration Rights Agreement or anything to the contrary in such Agreement, from the date hereof through the date of termination of the Additional Shelf Registration Period pursuant to Section 1 hereof, (a) the Company shall be permitted to effect the registration, issuance, offer, underwriting and/or sale of securities issued by the Company or its Subsidiaries at any time and (b) the Holders shall not be entitled to participate in any such registration, offering or transaction without the Company's prior written consent.

            Section 3. Phase One Termination; Holder Demands. Phase One shall terminate on the date hereof. Each Holder hereby waives all of its rights or privileges under Sections 4, 5, 6 and 7 of the Registration Rights Agreement (other than Sections 7.4, 7.5 and 7.8 thereof), including, without limitation, any right to initiate Demands or Holders Sales Events, from the date hereof through the date of termination of the Additional Shelf Registration Period pursuant to Section 1 hereof.

            Section 4. Affirmation of Registration Rights Agreement. The Company and the Holders hereby affirm that, except as specifically modified or waived hereby, the terms and provisions of the Registration Rights Agreement shall remain in full force and effect.

            Section 5. Effectiveness. This Amendment shall become effective as to each Holder and the Company as of the date first above written when counterparts hereof shall have been executed and delivered by the Company and such Holder. Such execution and delivery may be made by facsimile transmission.

            Section 6.  Governing  Law.  This Amendment shall
  be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.


            IN WITNESS WHEREOF, this Amendment has been executed by the Company and each of the Holders as of the date first above written.

                                COMPANY:

                                READING & BATES CORPORATION



                                By______________________________
                                  Title:



                                HOLDERS:


                                R&B  INVESTMENT  PARTNERSHIP,  L.P.

                                  By its General Partner

                                  WHR   MANAGEMENT   COMPANY,  L.P.


                                  By_______________________
                                    Title:

                                R&B   INVESTMENT  PARTNERSHIP II, L.P.

                                  By its General Partner

                                  WHR   MANAGEMENT   COMPANY,  L.P.


                                  By_______________________
                                    Title:


                                WHITMAN  HEFFERNAN  &   RHEIN WORKOUT
                                     FUND, L.P.

                                  By its General Partner

                                  WHR   MANAGEMENT   COMPANY, L.P.


                                  By_______________________
                                    Title:

                                WHR MANAGEMENT COMPANY, L.P.


                                By_______________________
                                  Title:

                                BCL INVESTMENT PARTNERS, L.P.

                                  By its Managing Partner

                                  GREENWING INVESTMENTS, INC.



                                By_____________________________
                                  Title:


                                GREENWING INVESTMENTS, INC.



                                By_____________________________
                                  Title:

                                FINANCIAL INVESTMENTS LTD.



                                By______________________________
                                  Title:


                                LIFE LINE INVESTMENTS LTD.



                                By______________________________
                                  Title:


                                RBY, LTD.



                                By______________________________
                                  Title:


                                N&M HOLDING N.V.



                                By_______________________________
                                  Title:


                                WORKSHIPS INTERMEDIARIES N.V.



                                By________________________________
                                  Title:


                                INCOMARE HOLDINGS, INC.



                                By________________________________
                                  Title:


                                FORREAL INC.



                                By________________________________
                                  Title:


                                TORARICA N.V.



                                By________________________________
                                  Title: